UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
4500 Dorr Street, Toledo, Ohio 43615
(Address of principal executive offices) (Zip Code)
(419) 535-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Amendment to Credit Agreement
On November 21, 2008, Dana Holding Corporation (“Dana”) entered into an amendment (the “Amendment”) to its Term Facility Credit and Guaranty Agreement dated as of January 31, 2008 (“Credit Agreement”) among Dana, the guarantors party thereto, Citicorp USA Inc., as administrative agent and other lenders party thereto.
The Amendment revises the Credit Agreement financial covenants to increase the total permitted leverage ratio and to reduce the total permitted interest coverage ratio. The exact covenant levels, by fiscal quarter, are set forth in the Amendment. The Amendment also permits Dana to dispose of certain lines of business.
The Amendment makes technical changes to the Credit Agreement’s “EBITDA” definition, including increasing excluded restructuring charges in 2009 and 2010 from $50 million to $100 million per year. In any year after 2010, the definition excludes restructuring charges up to $50 million to an aggregate maximum of $100 million for the remaining term of the Credit Agreement.
Under the Amendment, Dana may not make dividend payments and certain other restricted payments (as defined in the Credit Agreement) until the total leverage ratio, as of the most recently completed fiscal quarter, is less than or equal to 3.25:1.00. The Amendment changes Dana’s permitted indebtedness covenant to require that the net amount of foreign subsidiary indebtedness incurred above $400 million will be used to pay down outstanding advances under the Credit Agreement.
The Amendment increases the interest rate payable on outstanding advances by 0.50% per annum, to 4.25% per annum, in the case of Eurodollar rate advances, and 3.25% per annum, in the case of base rate advances. The Amendment also requires Dana to prepay $150 million of outstanding advances under the Credit Agreement and to pay an amendment fee of 1.50% of outstanding advances under the Credit Agreement (after giving effect to the $150 million required prepayment).
The description above is a summary of the Amendment and is qualified in its entirety by the complete text of the Amendment itself.
Dana issued a press release in connection with the Amendment which is attached to this report as Exhibit 99.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please see the discussion set forth in Item 1.01, “Entry Into a Material Definitive Agreement,” of this Form 8-K under the caption Amendment to Credit Agreement, which discussion is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report.

Exhibit No.	Description

99.1	Press Release dated November 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: November 24, 2008	By:	/s/ Marc S. Levin
Name: Marc S. Levin
Title: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 21, 2008

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